                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                          IMPERIAL PARKING CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                                [LOGO] P IMPARK

                          IMPERIAL PARKING CORPORATION

                       SUITE 300 - 601 WEST CORDOVA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1


To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Imperial Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Friday, May 17, 2002 at 10:00 a.m. (Eastern Standard Time) at the Martinique on Broadway Holiday Inn (Chelsea Room), 49 West 32nd Street in New York, New York for the following purposes:

     o    to elect directors;

     o to consider and act upon a proposal to re-appoint our independent auditors; and

     o to transact such other business as may properly come before the meeting.

     The meeting will include a report on Imperial Parking Corporation's activities for the fiscal year ended December 31, 2001, and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the proxy statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                        Sincerely,


                                        /s/ Charles Huntzinger
                                        -------------------------------------
                                        Charles Huntzinger
                                        President and Chief Executive Officer


April 19, 2002

                          IMPERIAL PARKING CORPORATION
                       601 WEST CORDOVA STREET, SUITE 300
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1
                                 (604) 681-7311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Imperial Parking Corporation, a Delaware corporation (the "Company"), will be held at the Martinique on Broadway Holiday Inn (Chelsea Room), 49 West 32nd Street in New York, New York on Friday, May 17, 2002, at 10:00 a.m. (Eastern Standard Time) (the "Annual Meeting") for the following purposes:

     o To elect three Class II directors for the term ending at the Annual Meeting of Shareholders to be held in 2005;

     o To consider and act upon a proposal to re-appoint KPMG LLP as the Company's independent auditors for fiscal year 2002;

     o To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on March 18, 2002 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The stock ledger of the Company showing each stockholder entitled to vote at the Annual Meeting will be available for examination by any stockholder, for a purpose relevant to the Annual Meeting, from 9:00 a.m. to 5:00 p.m. (Eastern Standard Time) at the Company's office at the 18th Floor, 1212 Avenue of the Americas, New York, New York from April 30, 2002 to the date of the Annual Meeting.

     The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                               By Order of the Board of Directors


                               /s/ J. Bruce Newsome
                               -------------------------------------------------
                               J. Bruce Newsome, Senior Vice-President, Finance, Chief Financial Officer and Secretary


April 19, 2002
Vancouver, B.C.

                          IMPERIAL PARKING CORPORATION
                       SUITE 300, 601 WEST CORDOVA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1
                                 (604) 681-7311

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2002

                       INTRODUCTION AND VOTING PROCEDURES

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Imperial Parking Corporation, a Delaware corporation ("Impark" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Martinique on Broadway Holiday Inn (Chelsea Room), 49 West 32nd Street in New York, New York on Friday, May 17, 2002, at 10:00 a.m. (Eastern Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This proxy statement is first being mailed on or about April 19, 2002, to holders of the common stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on March 18, 2002. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on March 18, 2002, as the record date for the meeting. Only shareholders of record at the close of business on March 18, 2002, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 1,819,328 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the Annual Meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, is required for the approval of all matters submitted to a vote of the shareholders at the meeting. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present, but will have no effect on the outcome of any votes. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are also counted in determining whether a quorum is present, but will have no effect on the outcome of any votes.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE ANNUAL MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN STANDING FOR ELECTION AS DIRECTORS AND "FOR" RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR FISCAL 2002.

                             YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     The Company's Board of Directors currently consists of nine members (including one vacant seat) and is divided into three classes, with each class having three members. Directors serve for three year terms with only one class of directors being elected by the Company's shareholders at each annual meeting. At the Annual Meeting, three directors will be elected to serve as Class II directors until the 2005 Annual Meeting of Shareholders and until each such director's successor is duly elected and qualified. The Board of Directors has nominated Charles E. Huntzinger, Talton R. Embry and David J. Woods for election as directors.

     As of the date of this proxy statement, the Board of Directors has not selected any candidates for nomination to the vacant Class I position. As a result, proxies can only be voted for the three nominees for the Class II positions nominated by the Board of Directors.

     Set forth below are the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries, each as of December 31, 2001. There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the directors have been selected as directors, other than as described below. There are no "family relationships" among the directors, as that term is defined by the Securities and Exchange Commission ("SEC").


CHARLES E. HUNTZINGER                                        DIRECTOR SINCE 2000
Age 54

     Mr. Huntzinger was appointed to the Board of Directors of the Company as a Class II director in March 2000. He has also served as President and Chief Executive Officer since joining the Company in January 1999. From 1993 until December 1998, Mr. Huntzinger was associated with Central Parking Corporation where he was vice-president for the Midwest Region and, later, for the New York Region. From 1992 until 1993 Mr. Huntzinger was vice president of Spectacore, a stadium management company and owner of the Philadelphia Flyers where he was in charge of parking operations. Mr. Huntzinger was the chief operating officer for Parkway Corporation from 1978 until 1992, where he was in charge of parking operations nationwide.

TALTON R. EMBRY                                              DIRECTOR SINCE 2000
Age 55

     Mr. Embry was appointed to the Board of Directors of the Company as a Class II director in March 2000. He has been the chairman of Magten Asset Management Corp. ("Magten") since 1998, where he is the chief investment officer for Magten's clients. He has been with Magten since 1978. Mr. Embry is also a director of Salant Corporation and BDK Holdings, Inc. and a trustee of First Union Real Estate Equity and Mortgage Investments.

DAVID J. WOODS                                               DIRECTOR SINCE 2000
Age 52

     Mr. Woods was appointed to the Board of Directors of the Company as a Class II director in March 2000. He has been the managing director of corporate development for the Jim Pattison Group, a privately-held diversified group of companies, since August 2001. From May 1997 to August 2001, Mr. Woods was president of Pattison Outdoor Group, an outdoor advertising firm. From January 1997 to

April 1997, Mr. Woods was vice president for finance at Interactive Media Inc. From September 1995 until December 1996 he was senior vice president for finance at Gannett Inc. From January 1995 until August 1995 Mr. Woods was executive vice president at Mediacom Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR CLASS II DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR THE ELECTION OF EACH NOMINEE.


     Set forth below is a list of the Company's Directors not currently standing for election to the Board of Directors, including their age and positions with the Company and its subsidiaries, each as of December 31, 2001.

CONTINUING AS CLASS III DIRECTORS UNTIL 2003

WILLIAM A. ACKMAN                                            DIRECTOR SINCE 2000
Age 35

     Mr. Ackman has been Chairman of Impark's Board of Directors since March 2000. He has also been chairman of the board of trustees of First Union Real Estate Equity and Mortgage Investments since June 1998. Since January 1, 1993, through a company he owns, Mr. Ackman has acted as co-investment manager of three investment funds: Gotham L.P., Gotham III L.P. and Gotham Partners International, Limited.

DANIEL P. FRIEDMAN                                           DIRECTOR SINCE 2000
Age 44

     Mr. Friedman has been Vice Chairman of Impark's Board of Directors since March 2000. Since June 2000, he has been a managing member of Radiant Partners LLC, a real estate asset management and investment firm. From November 1998 to March 2001, he served as president and chief executive officer of First Union Real Estate Equity and Mortgage Investments and as a trustee from November 1998 to September 2000. Mr. Friedman was president and chief operating officer of Enterprise Asset Management, Inc. from June 1996 to November 1998.

BETH A. STEWART                                              DIRECTOR SINCE 2000
Age 45

     Ms. Stewart has been chief executive officer of Storetrax.com, an Internet-based company serving the leasing requirements of the retail real estate community, since August 2001. From 1993 to August 2001, Ms. Steward was president of Stewart Real Estate Capital, where she has been involved with numerous equity investments in private and public securities with partners and properties throughout the United States. Ms. Stewart is currently a director of General Growth Properties, Inc. and Avatar, Inc.


CONTINUING AS CLASS I DIRECTORS UNTIL 2004

MARY ANN TIGHE                                               DIRECTOR SINCE 2000
Age 53

     Ms. Tighe is the Vice-Chairman of Insignia/ESG, a commercial real estate firm, a position she has held since January 1999. From 1993 until January 1999 she was an executive managing director of

Insignia and from June 1992 to March 1993 she was a senior managing director. She has also chaired the Executive and Strategic Planning Committees of Insignia since November 1998.

ARMAND E. LASKY                                              DIRECTOR SINCE 2000
Age 54

     Mr. Lasky has been the President of Empire State Collateral Corporation Real Estate since 1983, where he oversees the acquisition of parking properties and related commercial real estate.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2001, the Board held six meetings. All of the current directors of Impark attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served, with the exception of Ms. Tighe who attended 67% of the aggregate number of meetings of the Board.

     The Board has the following committees: Audit, Compensation and Executive. The Executive Committee is composed of Messrs. Ackman, Friedman, Huntzinger and Ms. Stewart and oversees all aspects of the management of the business of Impark. During fiscal 2001, the Executive Committee held four meetings.

     The Audit Committee was composed of Messrs. Woods and Lasky and Ms. Stewart from January 1, 2001 until December 1, 2001 at which time Mr. Lasky resigned for reasons described below under "Meetings and Committees of the Board of Directors
- Audit Committee Report". During fiscal 2001, the Audit Committee held five meetings. The Audit Committee is responsible for overseeing the auditing procedures and financial reporting of Impark; reviewing the general scope of Impark's annual audit and the fees charged by Impark's independent certified public accountants; determining the duties and responsibilities of the internal auditors; receiving, reviewing and accepting the reports of Impark's independent certified public accountants; and overseeing Impark's systems of internal accounting and management controls. The Audit Committee has adopted a written charter.

     The Compensation Committee is composed of Messrs. Ackman and Woods and Ms. Tighe and during fiscal 2001 held one meeting. The Compensation Committee is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Impark; considering and making grants and awards under and administering Impark's 2000 Stock Incentive Plan; and overseeing Impark's various other compensation and benefit plans.

     The Company does not presently have a Nominating Committee.

AUDIT COMMITTEE REPORT

     THE FOLLOWING AUDIT COMMITTEE REPORT IS NOT DEEMED TO BE PART OF A DOCUMENT FILED WITH THE SEC PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND IS NOT TO BE DEEMED INCORPORATED BY REFERENCE IN ANY DOCUMENTS FILED UNDER THE SECURITIES ACT OR EXCHANGE ACT, WITHOUT THE EXPRESS CONSENT OF THE PERSONS NAMED BELOW.

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Each of the members of the Company's Audit Committee was considered independent for the year ended December 31, 2001, as such term is defined under the listing standards of the American Stock Exchange. Mr. Lasky resigned from the Committee on December 1, 2001 because the Company proposed to enter into certain transactions with companies controlled by him as of such date, which transactions, if consummated, would have resulted in Mr. Lasky no longer being independent as required by the listing standards. See "Certain Relationships and Related Transactions - Affiliate Transaction Policy". On February 12, 2002, the remaining members of the Committee appointed a new member of the Committee, being Talton Embry, on an interim basis pending approval by the Board. On March 8, 2002, the Board of Directors of the Company confirmed and ratified Mr. Embry's appointment to the Audit Committee.

    In fulfilling its oversight responsibilities, the Audit Committee conducted the following review:

          o reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001, with management and KPMG, the Company's independent auditors;

          o discussed with KPMG the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants' Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended; and

          o received and discussed with KPMG the written disclosures and the letter from KPMG required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with KPMG their independence.

    Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC. The Audit Committee also recommended the appointment of KPMG as the Company's independent auditors for fiscal 2002.

    During the year ended December 31, 2001, the Company paid the following fees to KPMG, the Company's independent public accountant:

        Audit Fees:                                  $  133,748

        Financial Information Systems
        Design and Implementation Fees:              $        0

        All Other Fees:                              $  208,939

     The Company's Audit Committee has considered the compatibility of the non-audit services furnished by KPMG with the firm's need to be independent.


                                                     AUDIT COMMITTEE:
                                                     David J. Woods, Chairman
                                                     Beth A. Stewart
                                                     Talton R. Embry

COMPENSATION COMMITTEE REPORT

     THE FOLLOWING COMPENSATION COMMITTEE REPORT IS NOT DEEMED TO BE PART OF A DOCUMENT FILED WITH THE SEC PURSUANT TO SECURITIES ACT OR THE EXCHANGE ACT, AND IS NOT TO BE DEEMED INCORPORATED BY REFERENCE IN ANY DOCUMENTS FILED UNDER THE SECURITIES ACT OR EXCHANGE ACT, WITHOUT THE EXPRESS CONSENT OF THE PERSONS NAMED BELOW.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's executive officers. The Committee, which was established in March 2000, held one meeting during the fiscal year ended December 31, 2001.

     The Committee's policy with respect to the compensation of executive officers is to pay cash and other compensation to attract and retain high quality executive officers. The compensation packages provided to the executive officers were the outcome of negotiations between the Committee and the individuals involved.

     The Committee's policy is that a substantial portion of an executive officer's compensation is to be incentive based. That policy is reflected in the compensation packages provided to the executive officers by the inclusion therein of stock options with a per share exercise price of the greater of the closing price of a share on the grant date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The exercise price increases by 10% each year following the grant, less all dividends and distributions (including non-cash distributions) made to common shareholders on a per share basis. These options vest incrementally over four years following the date they were granted, or in the case of Messrs. Friedman and Schonberger were fully vested at the time of grant but become exercisable incrementally over four years, and are directly tied to increasing shareholder value.

     The Committee approves all option grants for executive officers and the guidelines to be used for option grants for other senior management and employees. In fiscal 2001, options were granted to 28 full-time management employees of the Company and its subsidiaries, including the executive officers. See "Compensation of Directors and Officers - Option Grants in Last Fiscal Year".

     The base salaries of each executive officer, as provided in their respective employment agreements, were not increased. See "Compensation of Directors and Officers - Employee Agreements". In 2001, each of Mr. Wallner and Mr. Newsome received a performance bonus as set out in the "Summary Compensation Table" to compensate him for superior individual performance in carrying out the responsibilities assigned by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       The CEO, Mr. Huntzinger, entered into a five-year employment agreement with the Company effective March 27, 2000, described in further detail below under "Compensation of Directors and Officers - Employment Agreements." The Committee meets annually to evaluate the performance of the CEO. Based on this evaluation, the Committee may recommend for approval a salary increase, annual bonus and long-term incentive awards, if any, at an executive session of the Board. Only independent, outside directors participate in these executive sessions. The CEO's compensation reflects a higher degree of policy and decision-making authority and a higher level of responsibility with respect to strategic direction of the Company and its financial and operating results. It also reflects the CEO's long term commitment and contributions to the success of the Company. Between January 1, 2001 and the date hereof, the Committee made no recommendations to the Board for the payment of any bonus or long-term incentive compensation in respect of the fiscal year ending December 31, 2001. Between January 1, 2001 and the date hereof, the Committee made only the following recommendations to the Board with respect to alterations to the CEO's employment agreement, to reflect the extensive travelling required by the position: (a) reimbursement of the costs of the Vancouver-based apartment maintained by Mr. Huntzinger, to a maximum of $10,000 per year; and (b) reimbursement of the travel and accommodation costs for his family to accompany him on occasional business travel requirements, to a maximum of $12,000 per year.


                                               COMPENSATION COMMITTEE:
                                               William A. Ackman
                                               Mary Ann Tighe
                                               David J. Woods


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ackman, Mr. Woods and Ms. Tighe served as the members of the Compensation Committee of the Company's Board of Directors during fiscal 2001. Mr. Ackman has certain business relationships with the Company. See "Certain Relationships and Related Transactions - Affiliate Transaction Policy." No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors, executive officers or compensation committee of any other company.


                               EXECUTIVE OFFICERS

     The executive officers of the Company through December 31, 2001, and their ages as of April 1, 2002, are as follows:


         NAME                      AGE                         POSITION (S)
         ----                      ---                         ------------
Charles E. Huntzinger               54      President, Chief Executive Officer and Director
J. Bruce Newsome                    52      Senior Vice President, Finance and Chief Financial Officer
Bryan L. Wallner                    42      Senior Vice President, Operations and Chief Operating Officer
Daniel P. Friedman                  44      Vice Chairman and Director
David Schonberger                   46      Vice President

     Biographical information with respect to Messrs. Huntzinger and Friedman is set forth above under "Election of Directors" (above).

     J. BRUCE NEWSOME has served as our Senior Vice President, Finance and Chief Financial Officer since 1989. From 1986 to 1989, Mr. Newsome served as Vice President of Finance and Controller of predecessor businesses to the Company. Prior to 1986, Mr. Newsome served as Controller of these businesses. He has been involved in several acquisitions in the last 18 years and is responsible for ensuring that financial, accounting, MIS and treasury systems will accommodate expansion plans. Before joining Impark, Mr. Newsome was a senior manager at the accounting firm of KPMG.

     BRYAN L. WALLNER became our Senior Vice President, Operations in March 1999 and was promoted to Chief Operating Officer in November 2000. Prior to joining us, Mr. Wallner was a regional manager for Central Parking Corporation ("Central Parking"). He guided Central Parking's growth in the U.S. midwest and eastern Canada, opening offices in four new cities. He has expertise in stadium/arena, mixed use, retail and office as well as valet, shuttle, and patrol contracts. Mr. Wallner began his career in the parking industry in 1987 in St. Louis, Missouri.

     DAVID SCHONBERGER became our Vice President in March 2000. Since June 2000, he has been a managing member of Radiant Partners LLC, a real estate asset management and investment firm. From November 1998 to March 2001, he served as executive vice president of First Union Real Estate Equity and Mortgage Investments. From November 1997 to November 1998, he was senior vice president of Enterprise Asset Management Inc. From February 1996 to October 1997, Mr. Schonberger served as treasurer and manager for Peter Elliot LLC.

     All of the executive officers listed above hold office at the discretion of the Company's Board of Directors. There are no arrangements or understandings between any of the officers or any other persons pursuant to which any of the above officers have been selected as officers, other than as described below. There are no "family relationships" among the above officers, as that term is defined by the SEC.



                     COMPENSATION OF DIRECTORS AND OFFICERS

DIRECTOR COMPENSATION

     In fiscal 2001 Impark paid each director a fee of $1,500 for each board meeting attended in person, $500 for each board meeting participated in by telephone, and $500 for each committee meeting attended in person or by telephone. Impark also makes an annual grant of $20,000 of Impark common stock to each director, valued at the time of the grant, that vests one year after the grant; however, the initial grant made in March 2000 was fully vested at the time of grant.

     Two directors, Messrs. Huntzinger and Friedman, are employees of Impark. Mr. Huntzinger does not receive additional compensation for services as a director of Impark. Mr. Friedman receives the meeting fees and annual stock grant paid to each of the non-employee directors. All directors are reimbursed for actual expenses incurred in connection with attending meetings. Directors of affiliates of Impark who are also employees of Impark do not receive additional compensation for services as a director of the affiliate.

EXECUTIVE OFFICER COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of Impark's Chief Executive Officer and the persons who, during the fiscal year ended December 31, 2001 ("fiscal 2001"), were the three other most highly compensated executive officers of Impark (the "named executive officers") for all services rendered in all capacities to Impark for the fiscal years indicated. No other executive officer of Impark earned greater than $100,000 in combined salary and bonus in fiscal 2001.

                                  SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                         COMPENSATION (1)
                                                           ANNUAL COMPENSATION           ----------------
                                                 -------------------------------------      SECURITIES
                                                                            OTHER           UNDERLYING       ALL OTHER
             NAME AND                                                   ANNUAL COMPEN-      OPTIONS/          COMPEN-
        PRINCIPAL POSITION                YEAR   SALARY ($)  BONUS ($)  SATION ($) (2)     SARS (#) (3)      SATION ($)
-------------------------------           ----   ----------  ---------  --------------   ----------------   ------------
Charles Huntzinger                        2001     434,300      --           --                 --                --
President and Chief                       2000     434,300      --           --               95,625           37,500 (5)
Executive Officer (4)                     1999     510,000      --           --                 --             29,100 (6)

Bryan L. Wallner                          2001     237,510    40,017        34,472 (7)          --                --
Senior Vice-President,                    2000     237,510    22,049        35,750 (8)        21,250            5,000 (9)
Operations and Chief                      1999     205,500                   --                 --             20,000 (10)
Operating Officer

J. Bruce Newsome                          2001     164,371    38,616         --                 --                --
Senior Vice-President                     2000     135,995    33,805         --               10,000              --
Finance, Chief Financial                  1999     133,527    30,817         --                 --                --
Officer and Secretary (11)

William J. Gottlin                        2001     95,274     10,000         --                2,000              --
Vice-President, Human
Resources (12)

---------------------------------
(1) No restricted stock awards were granted to executive officers of the Company in fiscal 2001.
(2) The costs of certain benefits are not included because they did not exceed, in the case of each executive officer, the lesser of $50,000 and ten percent of the total annual salary and bonus reported in the above table.
(3) These amounts represent the number of shares subject to options granted in fiscal 2000 and 2001 under the Company's 2000 Stock Incentive Plan. No stock appreciation rights were granted under this plan.
(4) Mr. Huntzinger does not receive additional compensation for his services as a director of the Company.
(5) Includes $12,500 paid to Mr. Huntzinger for reimbursement of legal fees incurred by him in the negotiation of his employment contract and $25,000 paid to Mr. Huntzinger for relocation expenses to Columbus, Ohio.
(6) Represents the amount paid to Mr. Huntzinger to compensate him for various costs associated with his relocation to Vancouver, Canada.
(7) Represents $34,472 paid to Mr. Wallner to compensate for differing personal tax rates between the United States and Canada, being Mr. Wallner's country of residence.
(8) Represents $35,750 paid to Mr. Wallner to compensate for differing personal tax rates between the United States and Canada, being Mr. Wallner's country of residence.
(9) Represents $5,000 paid to Mr. Wallner for reimbursement of legal fees incurred by him in the negotiation of his employment contract.
(10) Represents a signing bonus paid to Mr. Wallner upon his joining Impark.
(11) Mr. Newsome's salary, bonus and other compensation are paid in Canadian dollars. The figures in this table were converted to U.S. dollars, based on a conversion rate of 1.59 Canadian dollars to one U.S. dollar, on April 5, 2002, as published in the Federal Reserve Statistical Release, April 5, 2002.
(12) Mr. Gottlin began employment with Impark in April 2001.


OPTION GRANTS

     The following table reflects certain information with respect to options to acquire shares of Impark's Common Stock granted under Impark's 2000 Stock Incentive Plan to the named executive officers during fiscal 2002. No stock appreciation rights were granted.


                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                          --------------------------------------------------------      ANNUAL RATES OF
                                           NUMBER OF        TOTAL                                         STOCK PRICE
                                          SECURITIES     OPTIONS/SARS     EXERCISE                      APPRECIATION FOR
                                          UNDERLYING      GRANTED TO        BASE                         OPTION TERM (1)
                                         OPTIONS/SARS    EMPLOYEES IN      PRICE       EXPIRATION    --------------------
         NAME                             GRANTED(#)      FISCAL YEAR    ($/SH) (2)       DATE         5% (3)    10% (3)
         -----                            ----------     ------------    ----------   ------------   ---------- ---------
Charles E. Huntzinger                           --              --             --            --           --         --
Bryan L. Wallner                                --              --             --            --           --         --
J. Bruce Newsome                                --              --             --            --           --         --
William J. Gottlin                            2,000            7.6           23.45        04/02/11        --         --

---------------------------
(1) The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent Impark's estimate or projection of Impark's future common stock prices. These amounts represent certain assumed rates of appreciation in the value of Impark's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock. The amounts reflected in the table may not necessarily be achieved.
(2) The exercise price of each option increases by 10% per annum, less all dividends and distributions (including non-cash distributions) made to common shareholders on a per share basis.
(3) None of the options will have any value if the Company's common stock appreciates either 5% or 10% per annum due to the annual increase in the exercise price of the options.


OPTION EXERCISES AND VALUES

     The table below provides information with respect to exercises of options by the named executive officers during the fiscal year ended December 31, 2001 under Impark's 2000 Stock Incentive Plan and the year-end value of unexercised options. Impark has not granted any stock appreciation rights.


               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                          AND PERIOD-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                                     NUMBER OF SECURITIES                IN-THE-MONEY
                                                                    UNDERLYING UNEXERCISED             OPTIONS/SARS AT
                                                                        OPTIONS/SARS AT                  FISCAL YEAR-
                                 SHARES                                FISCAL YEAR-END (#)                END($) (1)
                                ACQUIRED           VALUE                  EXERCISABLE/                   EXERCISABLE/
NAME                         ON EXERCISE (#)    REALIZED ($)             UNEXERCISABLE                  UNEXERCISABLE
----------                   ---------------    ------------     ------------------------------    -----------------------
Charles E. Huntzinger               --                --                37,851 / 57,774               419,768 / 640,714
Bryan L. Wallner                    --                --                 8,411 / 12,839                93,278 / 142,385
J. Bruce Newsome                   2,500            27,275                   0 /  7,500                     0 /  89,325
William J. Gottlin                  --                --                     0 /  2,000                     0 /   5,100

---------------------
(1) This amount represents the aggregate number of options multiplied by the difference between $26.00, the fair market value of Impark Common Stock as at December 31, 2001, and the exercise price for each option as of December 31, 2001.

EMPLOYMENT AGREEMENTS

     Impark has entered into employment agreements with each of its named executive officers, being Messrs. Huntzinger, Wallner, Newsome and Gottlin.

     Mr. Huntzinger has a five-year employment agreement effective March 27, 2000 to serve as Chief Executive Officer and President of the Company. Mr. Huntzinger receives an annual base salary of $425,000 and also receives $10,000 to a deferred compensation plan. He was granted on May 9, 2000 an option to acquire 95,625 shares of common stock at an initial per share exercise price equal to the greater of the closing price of a share on that date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The options vest over four years based on continued employment. If the Company consummates a rights offering for common stock, Mr. Huntzinger will be granted an option to acquire 4.5% of the shares issued for the first $30 million of capital raised. If the Company terminates Mr. Huntzinger's employment without "cause" or if he terminates his employment for "good reason" the options described above will vest and the Company will pay him in cash two times the sum of his base salary and bonus, if any (but not less than $1 million). Upon certain change in control transactions, the option described above will vest. Mr. Huntzinger's employment agreement does not provide a pre-determined bonus formula; any bonus is at the discretion of the board of directors of the Company. On November 30, 2001, the Board of Directors of the Company approved an amendment to Mr. Huntzinger's employment agreement, to reflect the extensive travelling required by the position: (a) reimbursement of the costs of the Vancouver-based apartment maintained by Mr. Huntzinger, to a maximum of $10,000 per year; and (b) reimbursement of the travel and accommodation costs for his family to accompany him on occasional business travel requirements, to a maximum of $12,000 per year. Mr. Huntzinger's employment agreement contains standard non-compete, non-solicitation and non-disclosure covenants.

     Mr. Wallner's five-year employment agreement, effective as of March 27, 2000, provides for a base salary of $237,500 per year. The agreement also provides that Mr. Wallner is eligible to earn a bonus of 1.75% of the increase of Impark's EBITDA over its EBITDA for 1998 after amortizing capital expenditures and applying a 10% cost of capital. He was also granted on May 9, 2000 an option to acquire 21,250 shares of common stock at an initial per share exercise price equal to the greater of the closing price of a share on that date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The options vest over four years based on continued employment. If the Company consummates a rights offering for common stock, Mr. Wallner will be granted an option to acquire 1.0% of the shares issued for the first $30 million of capital raised. If the Company terminates Mr. Wallner's employment without "cause" or if he terminates his employment for "good reason" the options described above will vest and the Company will pay him in cash two times the sum of his base salary and bonus (but not less than $474,000). Upon certain change in control transactions, the option described above will vest. The Company also provides an annual payment in arrears to make Mr. Wallner whole for any additional taxes owing by Mr. Wallner on his aggregate compensation arising from his residency in Vancouver, Canada as compared to the United States. Mr. Wallner's employment agreement contains standard non-compete, non-solicitation and non-disclosure covenants.

     Mr. Newsome's four-year employment agreement, effective January 1998 and renewed in January 2002 for a further year on the same terms and conditions, provides for a base salary of $136,900 in the first year. The base salary is subject to annual adjustment by the Compensation Committee and for changes based on the Consumer Price Index with respect to Vancouver, British Columbia. The agreement also provides for a bonus to be determined by the Compensation Committee annually. In the event that

Impark chooses not to renew Mr. Newsome's contract, he will be entitled to a lump sum payment equal to his total salary for the preceding 24-month period.

     Mr. Gottlin entered into an employment agreement effective April 1, 2001 to serve as Director, Human Resources. The employment agreement is continuous until terminated by either party. On April 1, 2002, Mr. Gottlin was promoted to Vice-President, Human Resources. The agreement provides for a base salary of $125,000 per annum, with an increase after the first year of 10%. The agreement also provides for an annual bonus to be granted in accordance with the Company's standard bonus plan for senior corporate managers and which is based upon the Company meeting specific pre-determined EBITDA thresholds. On April 1, 2001, Mr. Gottlin was granted an option to acquire 2,000 shares of common stock at an initial per share exercise price equal to the closing price of a share on the date immediately preceding the grant date. The options vest over four years based on continued employment. In the event the Company terminates Mr. Gottlin's agreement, he will be entitled to a lump sum payment equal to six months' salary. Mr. Gottlin's employment agreement contains standard non-compete, non-solicitation and non-disclosure covenants.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as at April 1, 2002, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and named executive officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 1,819,328 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

                                                                     AMOUNT AND
                                                                      NATURE OF
                                                                     BENEFICIAL
                  NAME OF BENEFICIAL OWNER                          OWNERSHIP (1)   PERCENT (1)
                  -------------------------                         -------------   -----------
BENEFICIAL OWNERS OF 5% OR MORE:

         Gotham Partners, L.P. (2)                                     566,043          31.1%
         Gotham International Advisors, L.L.C.
         Gotham Partners III, L.P.
         Gotham Holdings II, L.L.C.
         Gotham Holdings Management, L.L.C.
         110 East 42nd Street, New York, NY 10017

         Magten Asset Management Corp. (3)                             174,570            9.6%
         35 East 21st Street, New York, NY 10010

         Snyder Capital Management, L.P. (4)                           211,723          11.6%
         Snyder Capital Management, Inc.
         350 California Street, Suite 1460
         San Francisco, CA 94104

         Tilson Growth Fund, LP (5)                                     94,400           5.2%
         Tilson Capital Partners LLC
         Whitney Tilson
         175 East 62nd Street, #11A, New York, NY 10021

DIRECTORS:

         Charles E. Huntzinger (also an executive officer) (6)          48,963           2.7%
         William A. Ackman (7)                                         567,668          31.2%
         Daniel P. Friedman (also an executive officer) (8)             30,653           1.7%
         Talton R. Embry (9)                                           176,195           9.7%
         Armand E. Lasky (10)                                            2,391            *
         Beth A. Stewart (11)                                            2,566            *
         Mary Ann Tighe (12)                                            19,341           1.1%
         David J. Woods (13)                                             2,341            *

NAMED EXECUTIVE OFFICERS:

         J. Bruce Newsome (14)                                           4,790            *
         Bryan L. Wallner (15)                                          10,625            *
         William J. Gottlin (16)                                         1,800            *

All directors and executive officers (12 in number) as a group (17)    880,659          48.4%

------------------------------------------

* Beneficial ownership does not exceed 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) The amount shown for Gotham Partners, L.P., Gotham Partners III, L.P., Gotham International Advisors, L.L.C. , Gotham Holdings II, L.L.C. and Gotham Holdings Management, L.L.C. is based on a Schedule 13D/A filed jointly by such persons on June 15, 2001 and discussions with management on March 4, 2002. Gotham Holdings Management, L.L.C. has shared dispositive and voting power over 116,730 of the shares reported.
(3) The amount shown for Magten Asset Management Corp. is based on a Form 4 filed on December 10, 2001 and information provided to management dated February 20, 2002. Magten shares voting power with respect to 10,820 shares and has no voting power with respect to the remaining 163,750 shares. Magten shares dispositive power with respect to 115,665 shares.
(4) The amount shown for Snyder Capital Management, L.P. and Snyder Capital Management, Inc. is based on Amendment No. 2 to the Schedule 13G filed jointly by such persons as of February 14, 2002.
(5) The amount shown for Tilson Growth Fund, LP, Tilson Capital Partners, LLC, and Whitney Tilson is based on a Schedule 13G filed jointly by such persons as of March 8, 2002.
(6) Includes 47,812 shares that Mr. Huntzinger has the right to acquire through the exercise of options within 60 days after April 1, 2002.
(7) Includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003. Mr. Ackman is the president of Karenina Corporation, a general partner of Section H Partners LP. Section H is the sole general partner of Gotham Partners, L.P. and Gotham Partners III, LP. Accordingly, Mr. Ackman, Karenina Corporation and Section H may be deemed beneficial owners of share owned by Gotham Partners, L.P. and Gotham Partners III LP. Gotham International Advisors, LLC. a Delaware limited liability company, has the power to vote and dispose of the shares held for the account of Gotham Partners International, Limited, a Cayman exempted company, and accordingly, may be deemed the beneficial owner of such shares. Mr. Ackman is a senior managing member of Gotham Partners International and may be deemed a beneficial owner of shares owned by Gotham Partners International. For purposes of this table, all of such ownership is included. Mr. Ackman's address is c/o Gotham Partners, L.P., 110 East 42nd Street, New York, NY 10017.
(8) Includes 26,562 shares that Mr. Friedman has a right to acquire through the exercise of options within 60 days after April 1, 2002 and includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003.
(9) Mr. Embry is the chairman of Magten Asset Management Corp. and, accordingly, may be deemed a beneficial owner of the 174,570 shares owned by Magten. Refer to footnote (3) for further information regarding shares owned by Magten. For purposes of this table, all such ownership is included. Mr. Embry disclaims beneficial ownership of 115,665 shares owned by clients of Magten, 54,341 shares owned by Magten's pension and profit sharing plans of which Mr. Embry is a trustee, and 2,275 shares owned by his wife. Mr. Embry shares investment and/or voting power with respect to the 115,665 shares held by Magten clients. The amount shown includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003. Mr. Embry's address is c/o Magten Asset Management Corp., 35 East 21st Street, New York, NY 10010.
(10) Includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003.
(11) Includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003.

(12) Includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003. Ms. Tighe is a limited partner of Gotham L.P. As a limited partner of Gotham L.P., she has no right to vote or dispose of any shares held by Gotham L.P., and therefore does not beneficially own any Shares held by Gotham L.P.
(13) Includes 1,625 shares in aggregate of restricted stock granted annually to directors of the Company, pursuant to the Company's 2000 Stock Incentive Plan, and vesting as to 870 shares in June 2002 and 755 shares in March 2003.
(14) Includes 2,500 shares that Mr. Newsome has the right to acquire through the exercise of options within 60 days after April 1, 2002. Mr. Newsome disclaims beneficial ownership of 420 shares owned by his wife.
(15) Includes 10,625 shares that Mr. Wallner has the right to acquire through the exercise of options within 60 days after April 1, 2002.
(16) Includes 500 shares that Mr. Gottlin has the right to acquire through the exercise of options within 60 days after April 1, 2002.
(17) Includes options by executive officers to purchase 101,325 shares of the Company's common stock within 60 days after April 1, 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with all of its executive officers. The Company has also agreed to grant options to its executive officers. See "Compensation of Directors and Officers - Employment Agreements".

AFFILIATE TRANSACTION POLICY

     The Company has adopted a policy providing that all material transactions between it and its officers, directors and other affiliates must be: (a) approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors; and (b) on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     For the year ending December 31, 2001, the Company approved the following transactions pursuant to such policy:

(A)  LEASE WITH FIRST UNION MADISON, LLC

     First Union Madison, LLC is a real estate investment company controlled indirectly by Daniel Friedman and David Schonberger. Mr. Friedman is Vice Chairman and a director of Impark, and Mr. Schonberger is Vice President of Impark. On October 5, 2001, Impark entered into a one-year lease of a garage in Chicago, Illinois owned by First Union Madison, LLC. After April 1, 2002, the landlord may terminate the lease upon 30 days notice. The lease provides for base rent of $3,700,000 per annum, plus percentage rent of 100% of annual gross revenues between $4,360,000 and $4,700,000, 85% of annual gross revenues between $4,700,001 and $4,900,000 and 75% of annual gross revenues in excess of $4,900,001. The aggregate base rent over the term of the lease is $3,700,000. The rent payments represent 100% of the revenues earned by First Union Madison, LLC. The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

(B)  LEASE AGREEMENT WITH 55 PUBLIC, LLC

     55 Public, LLC is a real estate investment company controlled indirectly by Mr. Friedman and Mr. Schonberger. Mr. Friedman is Vice Chairman and a director of Impark, and Mr. Schonberger is Vice President of Impark. On April 1, 2001, Impark entered into a lease of a garage in Cleveland, Ohio owned by 55 Public, LLC. The lease has a term of four years and nine months, and provides for an automatic five-year renewal unless terminated by either party. The base rent under the lease is $850,000 per annum for the first year and nine months of the term and $900,000 per annum for the remaining three years of the original term, with percentage rent of 50% of gross revenues in excess of $1,075,000 per annum. The aggregate base rent over the original term of the lease is $4,187,500. The rent payments represent 100% of the revenues earned by 55 Public, LLC. The lease requires Impark to pay up to $125,000 for combined capital improvements to the garage and to the surface lot owned by West Third Ventures, LLC (see item (c) below). The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

(C)  LEASE AGREEMENT WITH WEST THIRD VENTURES, LLC

     West Third Ventures, LLC is a real estate investment company controlled indirectly by Mr. Friedman and Mr. Schonberger. Mr. Friedman is Vice Chairman and a director of Impark, and Mr. Schonberger is Vice President of Impark. On April 1, 2001, Impark entered into a lease of a surface lot in Cleveland, Ohio owned by West Third Ventures, LLC. The lease has a term of four years and nine months, and provides for an automatic five-year renewal unless terminated by either party. The base rent under the lease is $600,000 per annum for the first year and nine months of the term and $675,000 per annum for the remaining three years of the original term, with percentage rent of 50% of gross revenues in excess of $825,000 per annum. The aggregate base rent over the original term of the lease is $3,075,000. The rent payments represent 100% of the revenues earned by West Third Ventures, LLC. The lease requires Impark to pay up to $125,000 for combined capital improvements to the lot and to the garage owned by 55 Public, LLC (see item (b) above). The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

(D)  LEASE AGREEMENT WITH 2 EAST OAK LLC

     2 East Oak LLC is a real estate investment company beneficially owned by Armand Lasky, a director of Impark. On December 1, 2001, Impark entered into a 15 year lease of a garage in Chicago, Illinois owned by 2 East Oak LLC. The lease provides for base rent of $600,000 per annum for the first five years of the term, $650,000 per annum for the next five years, and $700,000 per annum for the last five years. This is an aggregate of $9,750,000 in base rent over the entire term of the lease. Such rent payments represent 100% of the revenues earned by 2 East Oak LLC. The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

(E)  MANAGEMENT AGREEMENT WITH FIELD HARBOR PARKING LLC

     Field Harbor Parking LLC is a real estate investment company owned by Mr. Lasky. On December 1, 2001, Impark entered into a one year management agreement of a garage located at 165 North Field Drive, Chicago, Illinois owned by Field Harbor Parking LLC. The management agreement provides for a management fee of $2,500 per month, or in aggregate $30,000 per year. The agreement is for one year, with automatically yearly renewal unless terminated by either party upon 60 days written notice. The agreement contains other terms and conditions typical of a management agreement for a commercial parking property.

(F)  MANAGEMENT AGREEMENT WITH 1101-1125 HUDSON STREET LLC

     1101-1125 Hudson Street LLC is a real estate investment company in which Mr. Ackman, the Chairman of the Board of Directors of Impark, has a beneficial ownership interest. On November 15, 2001, the Company entered into a month-to-month management agreement with 1101-1125 Hudson Street LLC for a surface parking lot located in Hoboken, New Jersey. The management agreement provides for a management fee equal to 50% of net revenue at the lot. The estimated fee in the first year of the agreement is no more than $18,000. The agreement contains other terms and conditions typical of a management agreement for a commercial parking property.

(G)  LEASE WITH 1060 BRICKELL PARTNERS LLC

     Beginning February 1, 2002, the Company entered into a lease with 1060 Brickell Partners LLC, a real estate investment company in which Mr. Ackman, the Chairman of the Board of Directors of Impark, has a beneficial ownership interest. The lease is for a surface parking lot located at 1060 Brickell Street in Miami, Florida. The lease is for a term of one year term commencing February 1, 2002. The lease provides for fixed rent of $5,000 each month, plus percentage rent payments of 50% of the net income derived from the lot. Either party may terminate the lease upon 30 days written notice. The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

     In previous years, the Company approved the following transaction pursuant to its affiliate transaction policy, which transaction continued through fiscal 2001 and which involved at least five percent of the consolidated gross revenues of the other party to the transaction:

     LEASE AGREEMENT WITH 999 CHESTER AVENUE LLC

     999 Chester Avenue LLC is a real estate investment company beneficially owned by Armand Lasky. Mr. Lasky is a director of Impark. On December 4, 2000, Impark entered into a 20 year lease of a garage in Cleveland, Ohio owned by 999 Chester Avenue LLC. The lease provides for base rent of $2,300,000 per annum for the first ten years of the term, and $2,500,000 per annum for the remaining ten years, which is an aggregate of $48,000,000 in base rent over the entire term of the lease. Such rent payments represent 100% of the revenues earned by 999 Chester Avenue LLC. The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.



                             STOCK PERFORMANCE GRAPH

     THE STOCK PRICE PERFORMANCE GRAPH DEPICTED BELOW IS NOT DEEMED TO BE PART OF A DOCUMENT FILED WITH THE SEC PURSUANT TO THE SECURITIES ACT OR THE EXCHANGE ACT AND IS NOT TO BE DEEMED INCORPORATED BY REFERENCE IN ANY DOCUMENTS FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WITHOUT THE EXPRESS CONSENT OF THE COMPANY.

     The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index, the S&P Commercial/Consumer Services Index ("C&C"), and the common stock of Central Parking Corporation ("Central"). Central's common stock is listed on the New York Stock Exchange (NYSE:CPC) and has been added this year to the Company's stock performance graph as a peer issuer of the Company. Because the Company is adding a peer issuer, it anticipates that it will not be necessary to include the S&P C&C Index in the graph in future years. Cumulative return assumes $100 invested in the Company, the respective index or Central on March 28, 2000 assuming reinvestment of dividends. The graph presents information since the Company's distribution, March 28, 2000, to December 31, 2001.

                              [PERFORMANCE GRAPH]



        ----------------------------------------------------------------------
                                          3/28/00       12/31/00     12/31/01
        ----------------------------------------------------------------------
        Imperial Parking Corporation          100            101          146
        ----------------------------------------------------------------------
        Central Parking Corporation           100            105          103
        ----------------------------------------------------------------------
        S&P 500                               100             88           76
        ----------------------------------------------------------------------
        S&P 500 Services (C&C)                100             85          116
        ----------------------------------------------------------------------


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2001, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a), except that the Company determined, as a result of its review, that Mr. Newsome filed a Form 4 late in respect of the exercise of certain options.

                                 PROPOSAL NO. 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's financial statements for the past several fiscal years were audited by KPMG LLP, independent public accountants. On March 8, 2002, the Board of Directors reappointed KMPG as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Representatives of KPMG will not be present at the Annual Meeting of Shareholders.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.


                PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2003 Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting must submit the proposal to the Company no later than December 19, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are generally required to provide notice of such proposal to the Company at least 60 days prior to the date of the meeting. Shareholders should forward such proposals to J. Bruce Newsome, Secretary, Imperial Parking Corporation, Suite 300, 601 West Cordova Street, Vancouver, B.C. Canada V6B 1G1. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                  ANNUAL REPORT

     An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record with this proxy statement. ADDITIONAL COPIES OF OUR ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO GORDON CRAIG, INVESTOR RELATIONS DEPARTMENT, SUITE 300, 601 WEST CORDOVA STREET, VANCOUVER, B.C. CANADA V6B 1G1; (604) 681-7311, OR AT INVESTORRELATIONS@IMPARK.COM. You may also obtain a copy of our annual report without charge at our corporate website at WWW.IMPARK.COM.

                          IMPERIAL PARKING CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints William A. Ackman and Charles E. Huntzinger, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Imperial Parking Corporation, to be held on Friday, May 17, 2002, at 10:00 a.m. Eastern Standard Time, at the Martinique on Broadway Holiday Inn (Chelsea Room), 49 West 32nd Street in New York, New York, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) PROPOSAL TO ELECT CLASS II DIRECTORS:

    [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
                                               to vote for all nominees (except
                                               as marked to the contrary below)
                                               listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         Charles E. Huntzinger
         Talton R. Embry
         David J. Woods

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002:

[ ] FOR           [ ] AGAINST       [ ] ABSTAIN

(3) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                  (Continued and to be signed on reverse side)


THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:                    , 2002
--------------------------------

--------------------------------

Dated:                    , 2002
-------------------------------

-------------------------------
Signatures of shareholder(s) should correspond exactly with the names printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

                                      -1-